STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MILACRON INC.

Milacron Inc. (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

FIRST:

On March 10, 2009, Milacron Inc. and certain of its affiliates filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Bankruptcy Court"), Case Nos. 09-11235 through 09-11239, 09-11241, and 09-11244.

SECOND:

On June 30, 2009, the Bankruptcy Court entered an Order (the "June 30, 2009 Bankruptcy Order") approving the Purchase Agreement dated May 3, 2009, as subsequently amended, between the Corporation, certain of its affiliates, and Milacron LLC (f/k/a MI 363 BID LLC) (the "Purchase Agreement").  Section 5.07(a) of the Purchase Agreement provides that the Corporation change its name.

THIRD:

Pursuant to Section 303 of the General Corporation Law of the State of Delaware and the June 30, 2009 Bankruptcy Order, the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST:

The name of the Corporation is MI 2009 Inc.

FOURTH:

The title of the Bankruptcy proceeding in which the order was entered is: In re Milacron Inc., a Delaware corporation, et al., Case Nos. 09-11235 through 09-11239, 09-11241, and 09-11244.

FIFTH:

The Bankruptcy Court had jurisdiction of the above-referenced proceeding pursuant to 28 U.S.C. §§ 157 and 1334.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this    21st    day of August, 2009.

   /s/ HUGH O’DONNELL

Hugh O'Donnell, Secretary